Tenable Announces Second Quarter 2023 Financial Results
•Added 426 new enterprise platform customers and 63 net new six-figure customers.
•Revenue of $195.0 million, up 19% year-over-year.
•Calculated current billings of $200.2 million, up 15% year-over-year.
•Net cash provided by operating activities of $30.2 million; Unlevered free cash flow of $39.8 million.
COLUMBIA, Maryland, July 25, 2023 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the Exposure Management company, today announced financial results for the quarter ended June 30, 2023.
"We are very pleased with our Q2 results, which included better than expected top-line growth and a sizable beat in earnings," said Amit Yoran, Chairman and CEO of Tenable. “Our traction with Tenable One strategically positions us to win in the exposure management market as we help customers protect their organizations and consolidate their security spend.”
Second Quarter 2023 Financial Highlights
•Revenue was $195.0 million, a 19% increase year-over-year.
•Calculated current billings was $200.2 million, a 15% increase year-over-year.
•GAAP loss from operations was $10.7 million, compared to a loss of $23.2 million in the second quarter of 2022.
•Non-GAAP income from operations was $30.2 million, compared to $12.2 million in the second quarter of 2022.
•GAAP net loss was $16.0 million, compared to a loss of $27.5 million in the second quarter of 2022.
•GAAP net loss per share was $0.14, compared to a loss per share of $0.25 in the second quarter of 2022.
•Non-GAAP net income was $26.3 million, compared to $6.0 million in the second quarter of 2022.
•Non-GAAP diluted earnings per share was $0.22, compared to $0.05 in the second quarter of 2022.
•Cash and cash equivalents and short-term investments were $645.5 million at June 30, 2023, compared to $567.4 million at December 31, 2022.
•Net cash provided by operating activities was $30.2 million, compared to $30.5 million in the second quarter of 2022.
•Unlevered free cash flow was $39.8 million, compared to $29.1 million in the second quarter of 2022.
Recent Business Highlights
•Added 426 new enterprise platform customers and 63 net new six-figure customers.
•Launched new AI-fueled identity security into our Exposure Management Platform.
•Integrated Tenable Security Center into Tenable One to support on-premises and hybrid security deployments.
•Released new Tenable Cloud Security features that deliver automated operating system (OS) vulnerability detection across container images, registries and pipelines that prevents OS vulnerabilities and other risks from being deployed in runtime environments.
•Announced a strategic partnership with Splunk to improve data-driven incident response.
•Named Security Partner of the Year by both Snowflake and Cohesity.

Financial Outlook
For the third quarter of 2023, we currently expect:
•Revenue in the range of $197.0 million to $199.0 million.
•Non-GAAP income from operations in the range of $26.0 million to $27.0 million.
•Non-GAAP net income in the range of $22.0 million to $23.0 million, assuming interest expense of $8.1 million, interest income of $6.5 million and a provision for income taxes of $2.4 million.
•Non-GAAP diluted earnings per share in the range of $0.18 to $0.19.
•122.5 million diluted weighted average shares outstanding.

For the year ending December 31, 2023, we currently expect:
•Calculated current billings in the range of $879.0 million to $887.0 million.
•Revenue in the range of $783.0 million to $791.0 million.
•Non-GAAP income from operations in the range of $96.0 million to $100.0 million.
•Non-GAAP net income in the range of $79.0 million to $83.0 million, assuming interest expense of $31.5 million, interest income of $25.0 million and a provision for income taxes of $8.6 million.
•Non-GAAP diluted earnings per share in the range of $0.65 to $0.69.
•121.0 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $180.0 million to $185.0 million.
Conference Call Information
Tenable will host a conference call on July 25, 2023 at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Exposure Management company. Approximately 43,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 60 percent of the Fortune 500, approximately 40 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the intercompany transfer of acquired intellectual property.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-

based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$195,036	$164,341	$383,875	$323,709
Cost of revenue(1)	43,514	36,037	89,020	70,967
Gross profit	151,522	128,304	294,855	252,742
Operating expenses:
Sales and marketing(1)	97,800	88,426	194,991	169,996
Research and development(1)	37,845	36,228	76,028	70,518
General and administrative(1)	26,622	26,870	53,737	52,996
Total operating expenses	162,267	151,524	324,756	293,510
Loss from operations	(10,745)	(23,220)	(29,901)	(40,768)
Interest income	6,566	693	11,661	943
Interest expense	(7,750)	(3,588)	(15,089)	(7,164)
Other expense, net	(944)	(1,863)	(1,491)	(2,807)
Loss before income taxes	(12,873)	(27,978)	(34,820)	(49,796)
Provision (benefit) for income taxes	3,101	(479)	6,251	2,209
Net loss	$(15,974)	$(27,499)	$(41,071)	$(52,005)

Net loss per share, basic and diluted	$(0.14)	$(0.25)	$(0.36)	$(0.47)
Weighted-average shares used to compute net loss per share, basic and diluted	115,131	111,041	114,465	110,287
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$2,906	$2,114	$5,531	$3,627
Sales and marketing	16,423	12,766	30,817	22,831
Research and development	9,764	8,077	18,629	14,540
General and administrative	8,767	8,956	17,000	16,313
Total stock-based compensation	$37,860	$31,913	$71,977	$57,311

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$376,059	$300,866
Short-term investments	269,487	266,569
Accounts receivable (net of allowance for doubtful accounts of $308 and $1,400 at June 30, 2023 and December 31, 2022, respectively)	154,436	187,341
Deferred commissions	45,036	44,270
Prepaid expenses and other current assets	54,703	58,121
Total current assets	899,721	857,167
Property and equipment, net	44,764	46,726
Deferred commissions (net of current portion)	64,546	67,238
Operating lease right-of-use assets	37,124	38,495
Acquired intangible assets, net	69,224	75,376
Goodwill	316,520	316,520
Other assets	33,940	38,008
Total assets	$1,465,839	$1,439,530

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$24,855	$18,722
Accrued compensation	45,220	52,620
Deferred revenue	495,199	502,115
Operating lease liabilities	5,620	5,821
Other current liabilities	6,177	4,882
Total current liabilities	577,071	584,160
Deferred revenue (net of current portion)	154,995	162,487
Term loan, net of issuance costs (net of current portion)	360,609	361,970
Operating lease liabilities (net of current portion)	51,005	52,611
Other liabilities	7,598	7,436
Total liabilities	1,151,278	1,168,664

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 115,529 and 113,056 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively)	1,156	1,131
Additional paid-in capital	1,101,928	1,017,837
Accumulated other comprehensive loss	(701)	(1,351)
Accumulated deficit	(787,822)	(746,751)
Total stockholders’ equity	314,561	270,866
Total liabilities and stockholders’ equity	$1,465,839	$1,439,530

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(41,071)	$(52,005)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,624	10,141
Stock-based compensation	71,977	57,311
Other	(2,795)	665
Changes in operating assets and liabilities:
Accounts receivable	33,997	27,664
Prepaid expenses and other assets	12,649	16,765
Accounts payable, accrued expenses and accrued compensation	(1,276)	(14,250)
Deferred revenue	(14,408)	16,075
Other current and noncurrent liabilities	(2,758)	1,014
Net cash provided by operating activities	68,939	63,380

Cash flows from investing activities:
Purchases of property and equipment	(1,098)	(3,236)
Capitalized software development costs	(2,813)	(6,327)
Purchases of short-term investments	(147,434)	(119,619)
Sales and maturities of short-term investments	148,760	108,858
Business combinations, net of cash acquired	—	(66,993)
Net cash used in investing activities	(2,585)	(87,317)

Cash flows from financing activities:
Payments on term loan	(1,875)	(1,875)
Proceeds from loan agreement	424	572
Proceeds from stock issued in connection with the employee stock purchase plan	9,914	8,882
Proceeds from the exercise of stock options	1,537	8,676
Other financing activities	(129)	(6)
Net cash provided by financing activities	9,871	16,249
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,032)	(2,471)
Net increase (decrease) in cash and cash equivalents and restricted cash	75,193	(10,159)
Cash and cash equivalents and restricted cash at beginning of period	300,866	278,271
Cash and cash equivalents and restricted cash at end of period	$376,059	$268,112

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Subscription revenue	$176,767	$146,806	$347,865	$289,493
Perpetual license and maintenance revenue	12,154	12,683	24,335	25,556
Professional services and other revenue	6,115	4,852	11,675	8,660
Revenue(1)	$195,036	$164,341	$383,875	$323,709
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% of revenue in the three and six months ended June 30, 2023 and 2022.

Calculated Current Billings	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Revenue	$195,036	$164,341	$383,875	$323,709
Deferred revenue (current), end of period	495,199	415,378	495,199	415,378
Deferred revenue (current), beginning of period(1)	(490,076)	(405,594)	(502,115)	(408,443)
Calculated current billings	$200,159	$174,125	$376,959	$330,644
_______________
(1)    Deferred revenue (current), beginning of period for the three and six months ended June 30, 2022 includes $0.8 million and $0.9 million, respectively, related to acquired deferred revenue.

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$30,193	$30,518	$68,939	$63,380
Purchases of property and equipment	(711)	(1,229)	(1,098)	(3,236)
Capitalized software development costs(1)	(1,790)	(3,523)	(2,813)	(6,327)
Free cash flow(2)	27,692	25,766	65,028	53,817
Cash paid for interest and other financing costs	12,123	3,315	18,943	7,366
Unlevered free cash flow(2)	$39,815	$29,081	$83,971	$61,183
________________
(1)    Capitalized software development costs were previously included in purchases of property and equipment.
(2)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Employee stock purchase plan activity	$4,419	$4,343	$(271)	$307
Acquisition-related expenses	(21)	(1,269)	(259)	(1,997)
Costs related to intra-entity asset transfers	—	—	—	(838)
Tax payment on intra-entity asset transfers	—	—	—	(2,697)
Free cash flow and unlevered free cash flow for the three and six months ended June 30, 2022 were benefited by approximately $2 million and $8 million, respectively, from prepayments of software subscription costs, insurance and rent in prior quarters.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Loss from operations	$(10,745)	$(23,220)	$(29,901)	$(40,768)
Stock-based compensation	37,860	31,913	71,977	57,311
Acquisition-related expenses	30	713	130	2,054
Costs related to intra-entity asset transfers	—	—	—	838
Amortization of acquired intangible assets	3,073	2,785	6,153	5,212
Non-GAAP income from operations	$30,218	$12,191	$48,359	$24,647
Operating margin	(6)%	(14)%	(8)%	(13)%
Non-GAAP operating margin	15%	7%	13%	8%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net loss	$(15,974)	$(27,499)	$(41,071)	$(52,005)
Stock-based compensation	37,860	31,913	71,977	57,311
Tax impact of stock-based compensation(1)	1,336	188	2,253	1,254
Acquisition-related expenses(2)	30	713	130	2,054
Costs related to intra-entity asset transfers(3)	—	—	—	838
Amortization of acquired intangible assets(4)	3,073	2,785	6,153	5,212
Tax impact of acquisitions(5)	(59)	(2,907)	(113)	(3,349)
Tax impact of intra-entity asset transfers(6)	—	770	—	1,613
Non-GAAP net income	$26,266	$5,963	$39,329	$12,928

Net loss per share, diluted	$(0.14)	$(0.25)	$(0.36)	$(0.47)
Stock-based compensation	0.33	0.29	0.63	0.52
Tax impact of stock-based compensation(1)	0.01	—	0.02	0.01
Acquisition-related expenses(2)	—	0.01	—	0.02
Costs related to intra-entity asset transfers(3)	—	—	—	0.01
Amortization of acquired intangible assets(4)	0.03	0.02	0.05	0.05
Tax impact of acquisitions(5)	—	(0.03)	—	(0.03)
Tax impact of intra-entity asset transfers(6)	—	0.01	—	0.01
Adjustment to diluted earnings per share(7)	(0.01)	—	(0.01)	(0.01)
Non-GAAP earnings per share, diluted	$0.22	$0.05	$0.33	$0.11

Weighted-average shares used to compute GAAP net loss per share, diluted	115,131	111,041	114,465	110,287

Weighted-average shares used to compute non-GAAP earnings per share, diluted	120,057	118,057	119,665	117,610
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses is not material.
(3)    The costs related to the intra-entity asset transfers resulted from our internal restructuring of Cymptom.
(4)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(5)    The tax impact of acquisitions for all periods presented includes the deferred tax benefits of the Alsid acquisition. Additionally, the tax impact of acquisitions for the three and six months ended June 30, 2022 includes a reversal of the $2.5 million income tax benefit recognized for GAAP purposes related to the partial release of our valuation allowance associated with the Bit Discovery acquisition.
(6)    The tax impact of the intra-entity transfers is related to current tax expense based on the applicable Israeli tax rates resulting from our internal restructuring of Cymptom.

(7)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Gross profit	$151,522	$128,304	$294,855	$252,742
Stock-based compensation	2,906	2,114	5,531	3,627
Amortization of acquired intangible assets	3,073	2,785	6,153	5,212
Non-GAAP gross profit	$157,501	$133,203	$306,539	$261,581
Gross margin	78%	78%	77%	78%
Non-GAAP gross margin	81%	81%	80%	81%

Non-GAAP Sales and Marketing Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Sales and marketing expense	$97,800	$88,426	$194,991	$169,996
Less: Stock-based compensation	16,423	12,766	30,817	22,831
Less: Acquisition-related expenses	—	15	—	15
Non-GAAP sales and marketing expense	$81,377	$75,645	$164,174	$147,150
Non-GAAP sales and marketing expense % of revenue	42%	46%	43%	45%

Non-GAAP Research and Development Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
Research and development expense	$37,845	$36,228	$76,028	$70,518
Less: Stock-based compensation	9,764	8,077	18,629	14,540
Less: Acquisition-related expenses	—	46	—	46
Non-GAAP research and development expense	$28,081	$28,105	$57,399	$55,932
Non-GAAP research and development expense % of revenue	14%	17%	15%	17%

Non-GAAP General and Administrative Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2023	2022	2023	2022
General and administrative expense	$26,622	$26,870	$53,737	$52,996
Less: Stock-based compensation	8,767	8,956	17,000	16,313
Less: Acquisition-related expenses	30	652	130	1,993
Less: Costs related to intra-entity asset transfers	—	—	—	838
Non-GAAP general and administrative expense	$17,825	$17,262	$36,607	$33,852
Non-GAAP general and administrative expense % of revenue	9%	11%	10%	10%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending September 30, 2023		Year Ending December 31, 2023
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(14.1)	$(13.1)	$(62.3)	$(58.3)
Forecasted stock-based compensation	37.0	37.0	146.0	146.0
Forecasted amortization of acquired intangible assets	3.1	3.1	12.3	12.3
Forecasted non-GAAP income from operations	$26.0	$27.0	$96.0	$100.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending September 30, 2023		Year Ending December 31, 2023
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(17.8)	$(16.8)	$(81.5)	$(77.5)
Forecasted stock-based compensation	37.0	37.0	146.0	146.0
Forecasted tax impact of stock-based compensation	(0.2)	(0.2)	2.4	2.4
Forecasted amortization of acquired intangible assets	3.1	3.1	12.3	12.3
Forecasted tax impact of acquisitions	(0.1)	(0.1)	(0.2)	(0.2)
Forecasted non-GAAP net income	$22.0	$23.0	$79.0	$83.0

Forecasted net loss per share, diluted(1)	$(0.15)	$(0.14)	$(0.71)	$(0.67)
Forecasted stock-based compensation	0.32	0.32	1.26	1.26
Forecasted tax impact of stock-based compensation	—	—	0.02	0.02
Forecasted amortization of acquired intangible assets	0.02	0.02	0.11	0.11
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(2)	(0.01)	(0.01)	(0.03)	(0.03)
Forecasted non-GAAP earnings per share, diluted	$0.18	$0.19	$0.65	$0.69

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	116.0	116.0	115.5	115.5
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	122.5	122.5	121.0	121.0
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(1)    The forecasted GAAP net loss assumes income tax expense of $2.1 million and $10.8 million in the three months ending September 30, 2023 and year ending December 31, 2023, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2023
(in millions)	Low	High
Forecasted net cash provided by operating activities	$156.0	$161.0
Forecasted purchases of property and equipment	(3.5)	(3.5)
Forecasted capitalized software development costs	(7.0)	(7.0)
Forecasted free cash flow	145.5	150.5
Forecasted cash paid for interest and other financing costs	34.5	34.5
Forecasted unlevered free cash flow	$180.0	$185.0